UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   May 1, 2008
Cohesant Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53007	20-3580013

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23400 Commerce Park Road, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:   (216) 416-7000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 1, 2008, the Company entered into an amendment of the escrow agreement securing the customary indemnity and other obligations of the sellers of the assets of CuraFlo Technologies under the purchase agreement dated August 12, 2005. Under the terms of the amendment, $197,000 was released to each of the three sellers (including Brian LeMaire, an officer of the Company, and an entity owned by Stuart McNeill, a director of the Company) and approximately $75,000 was paid to the Company in satisfaction of all outstanding claims. Notwithstanding the foregoing, one identified potential issue remains outstanding for which the Company may have indemnification claims, and an aggregate 70,224 shares of common stock of the Company still remain in escrow as the Company’s sole recourse for damages arising from such potential claim.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

10.1	Fourth Amendment to Escrow Agreement, dated August 12, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohesant Inc.
Date: May 5, 2008	By:	/s/ Robert W. Pawlak
Robert W. Pawlak
Chief Financial Officer